                                                       Exhibit 4(h)

                       SUBORDINATION AGREEMENT
                       -----------------------


     THIS AGREEMENT made and entered into this 1st day of November, 1995, by and between the CITY OF PIGGOTT, ARKANSAS, hereinafter called the "City," MRL, INC. (formerly Missouri Research Laboratories, Inc.), hereinafter called "Company" and DEPARTMENT OF INDUSTRIAL DEVELOPMENT OF THE STATE OF ARKANSAS, hereinafter called "Department."

     WHEREAS, the City has heretofore authorized and issued its Industrial Development Revenue Bonds - Missouri Research Laboratories, Inc. Project, Series A, dated May 1, 1984 (the "Prior Bonds"), in the original principal amount of $1,000,000, for the purpose of financing the costs of acquiring and installing equipment (the "Project") at a manufacturing plant located at 1258 East Main Street in the City (the "Plant") and more particularly described as:

          A part of the Southeast Quarter of the Northeast Quarter (SE 1/4 NE 1/4) of Section Eleven (11) and together with a part of the Southwest Quarter of the Northwest Quarter (SW 1/4 (NW 1/4) of Section Twelve (12), all in Township Twenty (20) North, Range Eight (8) East of the Fifth Principal Meridian, more particularly described as follows: Beginning at the Southeast corner of the said SE 1/4 NE 1/4 of said Section 11 and run thence West 528 feet, thence North 0 degrees 15 minutes West 176 feet, thence West 132 feet, thence North 0 Degrees 15 minutes West 484 feet, thence East 520 feet, thence North 0 degrees 15 minutes West 137 feet, thence East 140 feet, thence South 0 degrees 15 minutes East 137 feet, thence East 100 feet, thence South 0 degrees 15 minutes East 660 feet, thence West 100 feet to the point of beginning, in the Eastern District of Clay County, Arkansas;

and

     WHEREAS, the Project is being leased by the City to the Company, pursuant to a Lease and Agreement dated as of May 1, 1984 (the "Project Lease Agreement") filed for record in Miscellaneous
Record Book No. 10 at page 770, Clay County, Arkansas; and

     WHEREAS, the City acquired title to the Plant with grant moneys administered by the Department and is leasing the Plant to the Company pursuant to a Lease and Loan Agreement dated November 30, 1983 and filed of record in Miscellaneous Record Book 10, at page 567, Clay County, Arkansas (the "Plant Lease Agreement"); and

     WHEREAS, the Prior Bonds are guaranteed by the Department, pursuant to a Guaranty of Payment of Industrial Development Revenue Bonds dated as of May 1, 1984 (the "Guaranty"), among the City, the Department and Boatmen's Trust Company (as successor to Centerre Trust Company of St. Louis), as Trustee (the "Trustee"); and

     WHEREAS, the Prior Bonds were issued under and are secured by a Trust Indenture between the City and the Trustee, dated as of May 1, 1984, pursuant to which the City granted a mortgage lien on the Plant and a security interest in the Project in favor of the Trustee to secure the Prior Bonds; and

     WHEREAS, the City has assigned its rights to payments due under the Project Lease Agreement to pay the principal of and interest on the Prior Bonds when due; and

     WHEREAS, the Department is subrogated to the rights of the City and the Trustee to the extent of payments made under the Guaranty; and

     WHEREAS, the Department made the principal and interest payment due on the Prior Bonds on May 1, 1995, because the Company failed to make its rental payment due under the Project Lease
Agreement on that date; and

     WHEREAS, the Company remains in default under the Project
Lease Agreement; and

     WHEREAS, the Department has redeemed the Prior Bonds as of November 1, 1995, by paying the outstanding principal amount of the Prior Bonds, plus accrued interest; and

     WHEREAS, the Department had the option to foreclose on the Project and Plant which would result in the loss of substantial jobs and payrolls for the inhabitants of the City; and

     WHEREAS, in lieu of exercising its right to foreclose on the Plant and the Project, the Department offered, and the City and the Company have agreed, to restructure the debt represented by the Prior Bonds by the City issuing its Industrial Development Revenue Refunding Bond - MRL, Inc. Project, Series 1995 (the "Refunding Bond") to the Department, and by continuing to lease the Project to the Company by extending the terms of the Project Lease Agreement and restructuring the payments due as rent thereunder pursuant to a First Supplemental Lease and Agreement between the Company and the City, dated as of November 1, 1995 (the "Supplemental Lease Agreement"); and

     WHEREAS, the Refunding Bond will be issued in an amount not to exceed $410,000; and

     WHEREAS, the City, Company and Department have agreed that in order to secure the indebtedness evidenced by the Refunding Bond the City will execute and deliver to the Department an Indenture, dated as of November 1, 1995 (the "Indenture") granting a valid first mortgage lien on the Plant and a valid first security interest in the Project; and

     WHEREAS, in order for the Department to acquire the first mortgage lien and security interest on the Plant and Project, it is necessary that the rights, title, interest of the City and the Company in the Plant and Project evidenced by the Plant Lease Agreement be subordinated to the mortgage and security interest of the Department in the Plant and Project as evidenced by the Indenture and the Supplemental Lease Agreement.

     NOW, THEREFORE, in consideration of the premises, the City, and the Company hereby covenant, consent and agree to and with the Department, its successors and assigns, that all right, title, interest, mortgage or security interest it may have in the Plant and Project pursuant to the Project Lease Agreement, is hereby subject to and subordinate to the mortgage and security interest of the Department as evidenced by the Indenture and the Supplemental Lease Agreement.

     Except as to the subordination in priority to the mortgage and security interest of the Department, any right, title, interest, mortgage or security interest of the City and Company shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this Subordination Agreement to be executed the day and year first above written.

                                 CITY OF PIGGOTT, ARKANSAS


                                 BY: /s/ Garland Holcomb
                                    ---------------------------------
                                                   Mayor

ATTEST:


/s/ Jean Doty
-------------------------------
City Clerk

(SEAL)


                                 MRL, INC.


                                 BY: /s/ Larry J. Stalling
                                    ---------------------------------
                                 Title:   President
                                       ------------------------------

ATTEST:

 /s/ Duane E. Obert
-------------------------------
Title:  Chief Financial Officer
      -------------------------

                                 DEPARTMENT OF INDUSTRIAL
                                 DEVELOPMENT OF THE STATE OF ARKANSAS


                                 BY:---------------------------------

                                 Title:------------------------------

                           ACKNOWLEDGMENT
                           --------------

STATE OF ARKANSAS   )
                    )ss.
COUNTY OF CLAY      )

     On this ----- day of ------------, 1995, before me, a Notary Public, duly commissioned, qualified and acting, within and for said County and State, appeared in person the within named Garland Holcomb and Jean Doty, to me personally well known, who stated at they we the Mayor and City Clerk, respectively, of the City of Piggott, Arkansas, and were duly authorized in their respective capacities to execute the foregoing instrument for and in the name and behalf of the City of Piggott, Arkansas, and further stated and acknowledged that they had so signed, executed and delivered said foregoing instrument for the consideration, uses and purposes therein mentioned and set forth.

     IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal.


                                  /s/ John R. Lingle
                                 -------------------------------------
                                 Notary Public


My Commission Expires:

  10-16-2002
------------------------------

                           ACKNOWLEDGMENT
                           --------------

STATE OF MISSOURI     )
                      )ss.
COUNTY OF ST. CHARLES )

          On this 31st day of October , 1995, before me, a Notary
                  ----        --------
Public, duly commissioned, qualified and acting, within and for said County and State, appeared in person the within named Larry J.
                                                           --------
Stallings and Duane E. Obert, to me personally well known, who
---------     --------------
stated that they were the President and Chief Financial Officer,
                          ---------     -----------------------
respectively, of MRL, Inc., a corporation, and were duly authorized in their respective capacities to execute the foregoing instrument for and in the name and behalf of said corporation, and further stated and acknowledged that they had so signed, executed and delivered said foregoing instrument for the consideration, uses and purposes therein mentioned and set forth.

          IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal.

                                  /s/ Susan L. Couch
                                 -------------------------------------
                                 Notary Public


My Commission Expires:

 6-12-98
------------------------------

                         ACKNOWLEDGMENT
                         --------------

STATE OF ARKANSAS   )
                    )ss.
COUNTY OF PULASKI   )

          On this ---- day of ------------, 1995, before me, a
Notary Public, duly commissioned, qualified and acting, within and for said County and State, appeared in person the within named W. Marcus Day, Jr., to me personally well known, who stated that he was the ------------------------ of the Department of Industrial Development of the State of Arkansas, and was duly authorized in his capacity to execute the foregoing instrument for and in the name and behalf of the Department of Industrial Development of the State of Arkansas, and further stated and acknowledged that he had so signed, executed and delivered said foregoing instrument for the consideration, uses and purposes therein mentioned and set forth.

          IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal.


                                   -----------------------------------
                                   Notary Public


My Commission Expires:

------------------------------